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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   -----------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                THE TITAN CORPORATION                                          TITAN CAPITAL TRUST
------------------------------------------------------     ---------------------------------------------------------
              (Exact Name of Registrant                                   (Exact Name of Registrant as
             as Specified in Its Charter)                            Specified in Its Certificate of Trust)


                       DELAWARE                                                     DELAWARE
------------------------------------------------------     ---------------------------------------------------------
       (State of Incorporation or Organization)                     (State of Incorporation or Organization)


                      95-2588754                                                    33-090339
------------------------------------------------------     ------------------------------------------------------------
           (I.R.S. Employer Identification No.)                       (I.R.S. Employer Identification No.)


        3033 SCIENCE PARK ROAD, SAN DIEGO, CA                                      92121-1199
------------------------------------------------------     ------------------------------------------------------------
         (Address of principal executive offices)                                  (Zip code)

If this form relates to the registration of a class of     If this form relates to the registration of a class
of securities pursuant to Section 12(b) of the             of securities pursuant to Section 12(g) of the
Exchange Act and is effective upon filing                  Exchange Act and is effective pursuant to
pursuant to General Instruction Instruction A.(c),         General Instruction A.(d), check the following
check the following box. / /                               box. /X/

Securities Act registration statement number to which this form relates:            333-35274
                                                                             ------------------------
                                                                                 (if applicable)

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Securities to be registered pursuant to Section 12(b) of the Act:

    Title of Each Class to                     Name of Each Exchange on Which
       be so Registered                        Each Class is to be Registered

             NONE
----------------------------------         -------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

         TITAN CAPITAL TRUST'S 5 3/4% CONVERTIBLE PREFERRED SECURITIES,
--------------------------------------------------------------------------------
      REMARKETABLE TERM INCOME DEFERRABLE EQUITY SECURITIES ("HIGH TIDES")
--------------------------------------------------------------------------------
                                (Title of Class)

   THE TITAN CORPORATION'S 5 3/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2030
--------------------------------------------------------------------------------
                                (Title of Class)

       THE TITAN CORPORATION'S CONVERTIBLE PREFERRED SECURITIES GUARANTEE
--------------------------------------------------------------------------------
                         WITH RESPECT TO THE HIGH TIDES
--------------------------------------------------------------------------------
                                (Title of Class)


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The 5 3/4% Convertible Preferred Securities, Remarketable Term Income
Deferrable Equity Securities (the "HIGH TIDES") of Titan Capital Trust (the
"Trust"), a statutory business trust created under Delaware law, registered hereby represent undivided preferred beneficial ownership interests in the Trust and are guaranteed by The Titan Corporation, a Delaware corporation (the
"Company"), to the extent set forth in the Preferred Securities Guarantee
Agreement, dated as of February 9, 2000, between the Company and Wilmington
Trust Company, as guarantee trustee (the "Guarantee"), which has been filed as
Exhibit 4.7 to the Registration Statement on Form S-3 of the Company and the Trust covering the HIGH TIDES, the Company's 5 3/4% Convertible Senior
Subordinated Debentures due 2030 (the "Debentures"), the Company's common stock that is issuable upon conversion of the HIGH TIDES, and the Guarantee
(Registration No. 333-35274) (as amended, the "Registration Statement"). The
HIGH TIDES registered hereby are issued pursuant to an Amended and Restated
Declaration of Trust, dated as of February 9, 2000, among the Company, as depositor and issuer of the Debentures (as defined below), Wilmington Trust
Company, as Delaware trustee and property trustee, and the administrative trustees named therein (the "Declaration of Trust"). The Declaration of Trust has been filed as Exhibit 4.6 to the Registration Statement. The descriptions of the HIGH TIDES and the Guarantee are set forth in the Prospectus (as defined in Item 2 below), which is included in and forms part of the Registration
Statement, and such descriptions are incorporated by reference herein.

         The Company's Debentures registered hereby are issued under an Indenture, dated as of February 9, 2000, between the Company and Wilmington
Trust Company, as indenture trustee (the "Indenture"). The Indenture has been filed as Exhibit 4.3 to the Registration Statement. The description of the Debentures registered hereby is set forth in the Prospectus, which is included in and forms part of the Registration Statement, and such description is incorporated by reference herein.

ITEM 2.           EXHIBITS.

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

    EXHIBIT
    NUMBER          DESCRIPTION
    -------         -----------
      2.1           Registration Statement on Form S-3, as amended, filed with the Securities and Exchange Commission on April 20, 2000,
                    File No. 333-35274.

      2.2 Prospectus contained within the Registration Statement, along with any subsequent Prospectus pertaining to the resale of the HIGH TIDES included within and forming part of the Registration Statement (the "Prospectus") (incorporated herein by this reference to the Registration Statement).

      2.3 Certificate of Trust of the Trust, a Delaware statutory trust, filed January 19, 2000 (incorporated herein by this reference to Exhibit 4.1 of the Registration Statement).

      2.4 Declaration of Trust of the Trust, dated as of January 19, 2000, among the Company, as depositor and issuer of the Debentures, Wilmington Trust Company, as Delaware trustee,
                    Wilmington Trust Company, as property trustee, and the

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                                       1.
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

    EXHIBIT
    NUMBER          DESCRIPTION
    -------         -----------
                    administrative trustees named therein (incorporated herein by this reference to Exhibit 4.2 of the Registration
                    Statement).

      2.5 Indenture, dated as of February 9, 2000, between the Company and Wilmington Trust Company, as indenture trustee, including form of 53/4% Convertible Senior Subordinated
                    Debenture due 2030 (incorporated herein by this reference to Exhibit 4.3 of the Registration Statement).

      2.6 Remarketing Agreement, dated as of February 9, 2000, among the Company, the Trust, Wilmington Trust Company, as tender agent, and Credit Suisse First Boston Corporation, as remarketing agent (incorporated herein by this reference to Exhibit 4.4 of the Registration Statement).

      2.7 Registration Rights Agreement, dated February 9, 2000, among the Company, the Trust, Credit Suisse First Boston
                    Corporation and Donaldson, Lufkin & Jenrette Securities
                    Corporation (incorporated herein by this reference to Exhibit 4.5 of the Registration Statement).

      2.8 Amended and Restated Declaration of Trust of the Trust, dated as of February 9, 2000, among the Company, as depositor and issuer of the Debentures, Wilmington Trust
                    Company, as Delaware trustee, Wilmington Trust Company, as property trustee, and the administrative trustees named therein, including form of 5 3/4% Convertible Preferred
                    Security (incorporated herein by this reference to Exhibit
                    4.6 of the Registration Statement).

      2.9           Preferred Securities Guarantee Agreement, dated as of
                    February 9, 2000, between the Company and Wilmington Trust
                    Company, as guarantee trustee (incorporated herein by this reference to Exhibit 4.7 of the Registration Statement).

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                                       2.
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         SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the Registrants have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           THE TITAN CORPORATION

Date:  April 21, 2000                      By:  /s/ Nicholas J. Costanza
                                                --------------------------------
                                                Nicholas J. Costanza
                                                General Counsel



                                           TITAN CAPITAL TRUST

Date:  April 21, 2000                      By:  /s/ Deanna Hom Petersen
                                                --------------------------------
                                                Deanna Hom Petersen
                                                Administrative Trustee





                                       3.